UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 2, 2007
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	0001-338613	16-1731691
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1700 Pacific, Suite 2900
Dallas, Texas	75201
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (214) 750-1771
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On April 2, 2007, Regency Energy Partners LP (the “Partnership”) and its indirect wholly-owned subsidiary, Pueblo Holdings, Inc., a Delaware corporation (“Pueblo Holdings”), entered into a definitive Stock Purchase Agreement (the “Stock Purchase Agreement”) with Bear Cub Investments, LLC, a Colorado limited liability company (“Bear Cub”), the members of Bear Cub (the “Members”) and Robert J. Clark, as Sellers’ Representative, pursuant to which the Partnership and Pueblo Holdings on that date acquired all the outstanding equity of Pueblo Midstream Gas Corporation, a Texas corporation (“Pueblo”), from the Members (the “Acquisition”). Pueblo owns and operates natural gas gathering, treating and processing assets located in South Texas.
     The purchase price for the Acquisition consisted of (1) the issuance of 751,597 Common Units of the Partnership to the Members and (2) the payment of $34,513,299 in cash. The cash portion of the consideration is subject to customary post-closing adjustments, and was financed out of the proceeds of the $250 million revolving credit facility of Regency Gas Services LP, a wholly-owned subsidiary of the Partnership. Regency Gas Services’ credit facility is described in Note (8) of Notes to Consolidated Financial Statements of the Partnership included in its Annual Report on Form 10-K for the year ended December 31, 2006, which description is incorporated herein by reference. As of April 2, 2007, after giving effect to the acquisition of Pueblo, the Partnership had outstanding $550 million in 8 3/8% Senior Notes due 2013 and Regency Gas Services had outstanding $50 million in term loans and $132.6 million in revolving loans.
     Also in connection with the Acquisition, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Members. The Registration Rights Agreement provides these persons with rights under the Securities Act of 1933 (the “Securities Act”) to register the offering and sale of the Common Units of the Partnership that were issued to the Members pursuant to the Stock Purchase Agreement.
     The Stock Purchase Agreement and the Registration Rights Agreement are attached as Exhibit 2.1 and Exhibit 10.1, respectively, to this report and are incorporated by reference herein in their entirety.
Item 3.02. Unregistered Sales of Equity Securities.
     On April 2, 2007, the Partnership issued to the Members 751,597, of its Common Units. The Common Units were issued to the Members in accordance with the Stock Purchase Agreement in partial consideration for the purchase of all the outstanding equity interests of Pueblo in the Acquisition. The Common Units were issued to the Members in a private offering conducted in accordance with the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.
Item 8.01 Other Events.
     On April 2, 2007, the Partnership issued a press release announcing the consummation of the Acquisition, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements. The financial statements required by Item 9.01(a) of Form 8-K, if any, will be filed by amendment within 71 calendar days after the date on which this Current Report is required to be filed.

     d) Exhibits.

Exhibit
Number	Description

Exhibit 2.1	Stock Purchase Agreement, dated as of April 2, 2007, by and among Regency Energy Partners LP, Pueblo Holdings, Inc., Bear Cub Investments, LLC, the members of Bear Cub Investments, LLC and Robert J. Clark, as Sellers’ Representative.*

Exhibit 10.1	Registration Rights Agreement, dated as of April 2, 2007, by and among Regency Energy Partners LP and the members of Bear Cub Investments, LLC.

Exhibit 99.1	Regency Energy Partners LP Press Release dated April 2, 2007.

*	A list of the Schedules and Exhibits to the Stock Purchase Agreement is set forth on page iv of the Stock Purchase Agreement, and the registrant will furnish supplementally copies of the Schedules and Exhibits that are omitted from Exhibit 2.1 to the Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP
By:	/s/ William E. Joor III
William E. Joor III
Executive Vice President Chief Legal and Administrative Officer and Secretary

Date: April 2, 2007

EXHIBIT INDEX

Number	Description

Exhibit 2.1	Stock Purchase Agreement, dated as of April 2, 2007, by and among Regency Energy Partners LP, Pueblo Holdings, Inc., Bear Cub Investments, LLC, the members of Bear Cub Investments, LLC and Robert J. Clark, as Sellers’ Representative.

Exhibit 10.1	Registration Rights Agreement, dated as of April 2, 2007, by and among Regency Energy Partners LP and the members of Bear Cub Investments, LLC.

Exhibit 99.1	Regency Energy Partners LP Press Release dated April 2, 2007.